                                                                   Exhibit 10.48
                                                                   -------------

                                WARRANT AGREEMENT


     THIS WARRANT AGREEMENT (this "Agreement") is dated as of October __, 1997 and entered into by and between PHYSICIAN HEALTH CORPORATION, a Delaware corporation (the "Company") and PARIBAS CAPITAL FUNDING LLC (the "Purchaser").


                                   WITNESSETH:
                                   ----------

     WHEREAS, the Company has agreed to issue and sell to the Purchaser certain common stock purchase warrants, as hereinafter described (the "Warrants"), to purchase, subject to the terms of Section 8 hereof, 1,200,000 shares of the Company's non-voting common stock, par value $.0025 per share (the "Non-Voting Common Stock"), pursuant to that certain warrant purchase agreement of even date herewith by and between the Purchaser and the Company (the "Warrant Purchase Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:


                                   SECTION 1.
                                  DEFINED TERMS

     (a) The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall have the meaning provided in the preamble of this Agreement.

     "Applicable Law" shall mean all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

     "Business Day" shall mean any day except Saturday, Sunday and any day which in New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

     "Certificate" shall mean the Certificate of Incorporation of the Company, as amended.

     "Closing Date" shall mean the initial date of issuance of Warrants under this Agreement.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

     "Common Stock" shall mean the common stock of the Company, par value $.0025, including, without limitation, the Non-Voting Common Stock.

     "Common Stock Per Share Market Value" means the price per share of Common Stock obtained by dividing (A) the Market Value by (B) the number of shares of Common Stock outstanding (on a Fully-Diluted Basis) at the time of determination.

     "Company" shall have the meaning provided in the preamble of this Agreement.

     "Credit Event" shall mean the first to occur of (A) an initial Public Offering with net proceeds to the Company (net of underwriting discounts and offering expenses) of at least $50 million or (B) the date on which (i) the Consolidated EBITDA of the Company and its subsidiaries is at least $25 million, and (ii) the ratio of the total Indebtedness of the Company and its subsidiaries to Consolidated EBITDA of the Company and its subsidiaries is less than 3.5:1 (as such terms are defined in the Senior Subordinated Loan Agreement).

     "Equity Securities" shall mean all shares of capital stock of the Company, all securities convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.

     "Equivalent Nonvoting Security" means, with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by Applicable Law or with respect to any amendment or repeal of any provision of the Organizational Documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Holder may request (including any restriction necessary to prevent the violation by such Regulated Holder of any provision of Applicable Law with respect to its ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Holder as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock splits, reclassifications, capital reorganizations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in clause
(b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Holder to violate Applicable Law.

     "Exercise Price" shall have the meaning provided in Section 5.

     "Expiration Date" shall have the meaning provided in Section 5.

     "Fully-Diluted Basis" means, as applied to the calculation of the total number of shares of Common Stock outstanding at any time, after giving effect to
(a) all shares of Common Stock outstanding at the time of determination, (b) all shares of Common Stock issuable upon the exercise of Equity Securities to purchase Common Stock outstanding at the time of determination and then so convertible or exchangeable at a conversion or exchange price equal to or less than the Market Price per share of Common Stock at such time.

     "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

     "Holder" or "Holders" means the Purchaser (so long as it holds any Warrants or Warrant Shares) and any other holder of any of the Warrants or Warrant Shares.

     "Independent Financial Expert" means a nationally recognized investment banking firm (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, the Purchaser or any Holder, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, the Purchaser or any Holder, (c) that has not been retained during the preceding two years by the Company, the Purchaser or any Holder for any purpose, and (d) that is otherwise qualified to serve as an independent financial advisor. Any such Person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

     "Market Price" means, with respect to a share of Common Stock on any Business Day:

          (a) if the Common Stock is Publicly Traded at the time of determination, the average of the closing prices on such day of the Common Stock on all domestic securities exchanges or NASDAQ National Market System (NASDAQ-NMS") on which the Common Stock is then listed, or, if there have been no sales on any such exchange or NASDAQ-NMS on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on NASDAQ as of 4:00 P.M., New York time, on such day, or if on any day such security is not quoted on NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 days consisting of the day as of which "Market Price" is being determined and the nineteen consecutive Business Days prior to such day, provided that, if
                                                               --------
     Market Price is being determined as of the date of a Public Offering, Market Price as of such date shall be the offering price for the Common Stock subject to such Public Offering; or

          (b) if the Common Stock is not Publicly Traded at the time of determination, the Common Stock Per Share Market Value.

     "Market Value" means the highest price that would be paid for the entire common equity of the Company on a going-concern basis in an arm's-length transaction between a willing buyer and a willing seller (neither acting under compulsion), using valuation techniques then prevailing in the securities industry (but without giving effect to any discount in respect of a minority interest and giving effect to any value attributed to the rights of the Holders to receive dividends and distributions as provided in Section 10 hereof) and determined in accordance with the Valuation Procedure, and assuming full disclosure and understanding of all relevant information and a reasonable period of time for effectuating such sale. For the purposes of determining the Market Value, (a) the exercise price of options or warrants to acquire Common Stock which are deemed to have been exercised for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis, shall be deemed to have been received by the Company and (b)(i) the liquidation preference or indebtedness, as the case may be, represented by securities which are deemed exercised for or converted into Common Stock for the purpose of determining the number of shares of Common Stock outstanding on a Fully-Diluted Basis and (ii) any contractual limitation in respect of the shares of Common Stock relating to voting rights, shall be deemed to have been eliminated or cancelled.

     "NASDAQ" means the National Association of Securities Dealers, Inc., Automated Quotation System.

     "Non-Voting Common Stock" shall have the meaning provided in the recitals to this Agreement.

     "Organizational Documents" means, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation, as filed or recorded with an applicable Governmental Authority or (b) governs the internal affairs of such Person, including its bylaws, in each case as amended, supplemented or restated.

     "Permitted Transferee" shall mean any Affiliate of any Holder and any purchaser of the notes issued by the Company pursuant to the terms of the Senior Subordinated Loan Agreement.

     "Person" or "Persons" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Publicly Traded" means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on NASDAQ or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

     "Public Offering" means any sale of the Common Stock of the Company to the public pursuant to an offering registered under the 1933 Act.

     "Purchaser" shall have the meaning provided in the Preamble of this Agreement.

     "Put Effective Date" shall mean the first to occur of (i) the fifth (5th) anniversary of the Closing Date and (ii) a Change of Control (as defined in the Senior Subordinated Loan Agreement).

     "Put Notice" shall have the meaning provided in Section 11.1.

     "Put Option Purchase Price" shall mean, with respect to the exercise of any option to sell any Warrants or Warrant Shares pursuant to any Put Notice delivered under Section 11 hereof by any Holder of Warrants or Warrant Shares the Market Price of a share of Common Stock (plus, in the event the Common Stock is Publicly Traded, the value attributed, on a per share basis, to the rights of the Holders to receive dividends and distributions as provided in Section 10 hereof determined in accordance with the Valuation Procedure) as of the Put Repurchase Date, multiplied by the number of Warrant Shares subject to the Put Notice.

     "Put Repurchase Date" shall mean, with respect to the exercise of any put option pursuant to Section 11 of this Agreement, a date designated by the Company which is not more than ninety (90) days after the date of receipt by the Company of the Put Notice relating to the exercise of such put option.

     "Qualified IPO" shall mean an initial Public Offering, with net proceeds to the Company (net of underwriting discounts and offering expenses) of at least $35 million.

     "Regulated Holder" shall have the meaning provided in Section 8.

     "Regulation Y" shall have the meaning provided in Section 8.

     "Reorganization" shall have the meaning provided in Section 9(d).

     "Requisite Holders" means Holders holding Warrants and/or Warrant Shares representing at least a majority of all Warrant Shares issued or issuable upon exercise of Warrants outstanding on the date of determination.

     "Section 13(e) Transaction" shall have the meaning provided in Section
13(e).

     "Senior Credit Agreement" shall mean the credit agreement, dated as of the date hereof, among the Company, PHC Holding Corporation, the financial institutions from time to time party thereto and Banque Paribas, as agent, as amended, amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals, extensions or refundings thereof.

     "Senior Subordinated Loan Agreement" means the senior subordinated loan agreement, dated as of the date hereof, among the Company, PHC Holding Corporation, the financial institutions from time to time party thereto and Paribas Capital Funding LLC, as agent, as amended, amended and restated, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof) and in effect, including all related notes, collateral documents, guaranties, instruments and agreements entered into in connection therewith, and any successive restructurings, renewals, extensions or refundings thereof.

     "Valuation Procedure" means, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the Holders) made (i) by agreement among the Company and the Requisite Holders within 20 days following the event requiring such determination or (ii) in the absence of such an agreement, by an Independent Financial Expert selected in accordance with the further provisions of this definition. If required, an Independent Financial Expert shall be selected within five days following the expiration of the 20-day period referred to above, either by agreement among the Company and the Requisite Holders or, in the absence of such agreement, by lot from a list of four potential Independent Financial Experts remaining after the Company nominates three, the Requisite Holders nominate three, and each side eliminates one potential Independent Financial Expert. The Independent Financial Expert shall be instructed by the Company and the Requisite Holders to make its determination within 20 days of its selection. The fees and expenses of an Independent Financial Expert selected hereunder shall be paid by the Company unless the Independent Financial Expert's determination pursuant to the Valuation Procedure is within 5% of the amount proposed by the Company in connection with the Valuation Procedure and not agreed to by the Requisite Holders, in which case such fees and expenses shall be paid 50% by the Holders (on a pro rata basis) participating in the transaction to which the
      --- ----
determination relates and 50% by the Company.

     "Voting Common Stock" shall mean the voting Common Stock of the Company, par value $.0025 per share.

     "Warrant Certificates" shall have the meaning provided in Section 2.

     "Warrant Documents" means this Agreement, the Warrant Purchase Agreement and the Warrant Certificates.

     "Warrant Number" shall have the meaning provided in Section 9.

     "Warrant Purchase Agreement" shall have the meaning provided in the recitals to this Agreement.

     "Warrant Shares" means (a) the shares of Non-Voting Common Stock (or, upon the election of any Holder to receive Voting Common Stock in accordance with the provisions of the Certificate governing the conversion of Non-Voting Common Stock into Voting Common Stock, the shares of Voting Common Stock) issued or issuable upon exercise of a Warrant in accordance with Section 5 or upon exchange of a Warrant in accordance with Section 5, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Agreement and (c) any securities of the Company distributed with respect to, or issued upon the conversion of, the securities referred to in the preceding clauses (a) and (b). As used in this Agreement, the phrase "Warrant Shares then held" by any Holder or Holders shall mean Warrant Shares held at the time of determination by such Holder or Holders, and shall include Warrant Shares issuable upon exercise of Warrants held at the time of determination by such Holder or Holders.

     "Warrants" shall have the meaning provided in the recitals of this Agreement.


                                  SECTION 2.
                             WARRANT CERTIFICATES

     The Company will issue and deliver a certificate or certificates evidencing the Warrants (the "Warrant Certificates") in accordance with Section 1 of the Warrant Purchase Agreement. Warrant Certificates shall be dated the date of issuance by the Company.


                                  SECTION 3.
                      EXECUTION OF WARRANT CERTIFICATES;
                  MUTILATION OR MISSING WARRANT CERTIFICATES

     Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President. Each Warrant Certificate shall also be manually signed on behalf of the Company by its Secretary or an Assistant Secretary.

     In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall, upon request of the Holder of any such Warrant Certificate, issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.


                                  SECTION 4.
                  REGISTRATION/RESERVATION OF WARRANT SHARES

     The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. The Warrants shall be registered initially in such name or names as the Purchaser shall designate.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding options, warrants (including the Warrants) or other securities convertible into or exchangeable for Common Stock.

     The Company covenants that all Warrant Shares and other capital stock issued upon exercise of Warrants will, upon payment of the Exercise Price therefor and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights (except as may be granted by this Agreement) and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     If and so long as the outstanding Common Stock may be listed on any securities exchange in the United States, the Company shall use its reasonable best efforts to cause all reserved Warrant Shares to be listed on each such exchange upon official notice of issuance upon such exercise.

                                  SECTION 5.
                        WARRANTS; EXERCISE OF WARRANTS

     Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time until 5:00 p.m., New York time, on October __, 2007 (the "Expiration Date") to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time; provided that the occurrence
                                                  --------
of the Expiration Date shall not relieve the Company of any obligation to any Holder which arose pursuant to the terms of this Agreement prior to such date.

     The price at which each Warrant shall be exercisable (as such price may be adjusted from time to time, in accordance with the terms hereof, the "Exercise Price") shall initially be $.0025 per share. The Common Stock shall have a par value of no greater than $.0025 per share. In the event that the amount obtained by dividing the Exercise Price by the Warrant Number is less than the par value per share of Common Stock, the Company shall take all necessary actions to ensure that all Warrant Shares issued pursuant to this Agreement are fully paid.

     A Warrant may be exercised upon surrender to the Company at its address set forth on the signature pages hereto of the Warrant Certificate or Warrant Certificates to be exercised with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price may be made, at the option of the applicable Holder, (i) by cash, certified or bank cashier's check or wire transfer, (ii) by surrendering to the Company the number of Warrants which, when exercised, would entitle the Holder thereof to that number of Warrant Shares which is equal to (A) such aggregate Exercise Price divided by (B) the excess of (x) the product of the number of Warrant Shares which may be purchased with one Warrant, multiplied by the Market Price per share of Common Stock over (y) the Exercise Price, (iii) by surrendering to the Company the number of shares of Common Stock which is equal to (A) such aggregate Exercise Price divided by (B) the Market Price per share of Common Stock or (iv) any combination of the foregoing.

     Subject to the provisions of Section 6, upon such surrender of Warrants and payment of the Exercise Price the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with, at the sole option of the Company, cash for fractional Warrant Shares as provided in Section
7. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

     Each Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section 5 and of Section 2.

     All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.


                                  SECTION 6.
                               PAYMENT OF TAXES

     The Company will pay all taxes and other governmental charges (including all documentary stamp taxes, but excluding all foreign, federal, state or local income taxes payable by a Holder) in connection with the issuance or delivery of the Warrants hereunder, including all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.

                                  SECTION 7.
                             FRACTIONAL INTERESTS

     The Company shall not issue fractional Warrant Shares on the exercise of Warrants; provided, that in the event the Market Price of the fractional interests of such Warrant Shares is less than $100, the Company may issue fractional Warrant Shares. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants (or specified portion thereof), the Company may, at its sole option, pay an amount in cash equal to the Market Price of the Warrant Share so issuable multiplied by such fraction.


                                  SECTION 8.
                        LIMITATIONS ON CERTAIN HOLDERS

     Notwithstanding anything in this Agreement or any Warrant Certificate to the contrary, no Holder which is subject to the provisions of Regulation Y promulgated by the Board of Governors of the Federal Reserve, or any successor regulation thereto ("Regulation Y"), or which is affiliated with any entity subject to the provisions of Regulation Y (if such Affiliate holds securities of the Company (any such Holder being referred to herein as a "Regulated Holder")) and no transferee of such Regulated Holder may exercise the Warrants for a number of Warrant Shares which would permit such Regulated Holder, together with its Affiliates and transferees, to own or control a number of Warrant Shares greater than that permitted by Applicable Law including, without limitation, Regulation Y.


                                  SECTION 9.
                ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE
                              AND EXERCISE PRICE

     The number of shares of Common Stock issuable upon the exercise of each Warrant (the "Warrant Number") is initially one. The Warrant Number is subject to adjustment from time to time upon the occurrence of any event enumerated in, or as otherwise provided in this Section 9.

       (a)    Adjustment for Change in Capital Stock.  If the Company:
              --------------------------------------

              (i) Subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

              (ii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares; or

              (iii) issues by reclassification of its Common Stock any shares of its capital stock;

then the Warrant Number in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the effective date thereof. Such adjustment shall be made successively whenever any event listed above shall occur.

       (b)    When De Minimis Adjustment Deferred. No adjustment in the Warrant
              -----------------------------------
Number need be made unless the adjustment would require an increase or decrease of at least one-tenth of one percent in the Warrant Number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Section 9 shall be made to the nearest 1/10th of a share.

       (c)    Notice of Adjustment. Whenever the Warrant Number is adjusted, the
              --------------------
Company shall provide the notices required by subsection 13(a) hereof. Whenever the Warrant Number is required to be adjusted, as herein provided, the Company shall mail by first class, postage prepaid, to each Holder, notice of such adjustment or adjustments and a certificate of a firm of nationally recognized independent public accountants selected by the board of directors of the Company (who may be the regular accountants employed by the Company) setting forth the Warrant Number after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

       (d)    Reorganizations. In case of any capital reorganization, other than
              ---------------
in the cases referred to in subsection 9(a) hereof, or the consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety other than in the cases referred to in Subsection 9(a) hereof (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares or securities theretofore deliverable) the number of shares of stock or other securities or property to which a holder, of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant, would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the board of directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants.

         The Company shall not effect or permit any such Reorganization unless
(i) the successor entity resulting from such Reorganization or the Person purchasing such assets is a corporation duly organized and validly existing under the laws of a state of the United States and (ii) prior to or simultaneously with the consummation of such Reorganization the successor entity (if other than the Company) resulting from such Reorganization or the Person purchasing such assets shall expressly assume, by a supplemental Warrant Agreement or other acknowledgement executed and delivered to the Holder(s) in form and substance satisfactory to the Requisite Holders, the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement.

       (e)    Form of Warrants. Irrespective of any adjustments in the number or
              ----------------
kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

       (f)    Exercise Price Adjustment. Whenever the Warrant Number is adjusted
              -------------------------
as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Warrant Number immediately prior to such adjustment, and of which the denominator shall be the Warrant Number immediately thereafter; provided, however, that the Exercise
                                       --------  -------
Price shall in no event be less than the current par value of the Common Stock.

       (g)    Dissolution, Liquidation or Winding Up. Notwithstanding any other
              --------------------------------------
provision of this Agreement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each Holder shall be entitled to share, with respect to the Warrant Shares issuable upon exercise of the Holder's Warrants, equally and ratably in any cash or non-cash distributions payable to holders of Common Stock, less the aggregate Exercise Price payable upon the exercise of such Warrants. The Company shall give notice to each Holder at the earliest practicable time (and, in any event, not less than 20 days before the date of such dissolution, liquidation or winding-up, as the case may
be) and each Holder of outstanding Warrants shall be entitled to share equally and ratably in any cash or noncash distributions payable to holders of Common Stock. In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall hold in escrow any funds or other property which a Holder is entitled to receive in respect of such Holder's Warrant Shares at the time of any distribution. No such Holder will be entitled to receive payment of any such distribution until such Holder has surrendered the Warrant Certificates evidencing such Warrant to the Company. From and after such voluntary or involuntary dissolution, liquidation or winding up with respect to the Company, all rights of the Holders, except the right to receive such distribution, without interest, upon the surrender of the Warrant Certificates, shall cease and terminate and such Warrants shall not thereafter be transferred (except with the consent of the Company) and such Warrants shall not be deemed to be outstanding for any other purpose whatsoever. For the purposes of this Agreement, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company, nor the consolidation or merger of the Company with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, with respect to the Company.

       (h)    Miscellaneous. In the event that at any time, as a result of an
              -------------
adjustment made pursuant to this Section 9, the Holders shall become entitled to purchase any securities of the Company other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9, and the provisions of Sections 5, 6, 7 and 8 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

       (i)    Occurrence of a Credit Event. If the Commitment (as defined in the
              ----------------------------
Senior Subordinated Loan Agreement) is terminated upon the occurrence of a Credit Event on or before February 28, 1998, then 360,000 Warrants, or 360,000 of the then issued Warrant Shares will be canceled.

       (j)    Repayment of Senior Subordinated Debt. (i) If the number of
              -------------------------------------
Warrants or Warrant Shares has not been reduced pursuant to Section 9(k) and the Loan outstanding under the Senior Subordinated Loan Agreement is repaid in full from the proceeds of an initial Public Offering of Common Stock at a price per share of $6.00 or more and the Commitment (as defined in the Senior Subordinated Loan Agreement) is terminated (A) on or before the six (6) month anniversary of the Closing Date then 600,000 Warrants, or 600,000 of the then issued Warrant Shares will be canceled, (B) after the six (6) month anniversary but on or before the one (1) year anniversary of the Closing Date then 300,000 Warrants, or 300,000 of the then issued Warrant Shares, will be canceled or (C) after the one (1) year anniversary but on or before the 18 month anniversary of the Closing Date, then 150,000 Warrants, or 150,000 of the then issued Warrant Shares, will be canceled.

              (ii) If the number of Warrants or Warrant Shares has been reduced pursuant to Section 9(k) and the Loan outstanding under the Senior Subordinated Loan Agreement is repaid in full from the proceeds of an initial Public Offering of Common Stock at a price per share of $6.00 or more and the Commitment (as defined in the Senior Subordinated Loan Agreement) is terminated
(A) on or before the six (6) month anniversary of the Closing Date then 360,000 shares, or 360,000 of the then issued Warrant Shares will be canceled, (B) after the six (6) month anniversary but on or before the one (1) year anniversary of the Closing Date then 180,000 shares, or 180,000 of the then issued Warrant Shares, will be canceled or (C) after the one (1) year anniversary but on or before the 18 month anniversary of the Closing Date, then 90,000 shares, or 90,000 of the then issued Warrant Shares, will be canceled.

              (iii) All such cancellations shall be applied pro rata among all Holders and, as to each Holder, to its Warrant first.

                                  SECTION 10.
              PAYMENTS IN RESPECT OF DIVIDENDS AND DISTRIBUTIONS

         If the Company pays any dividend or makes any distribution (whether in cash, property, evidences of indebtedness or securities of the Company) on its Common Stock, then the Company shall simultaneously pay to the Holders a portion of such dividend or distribution in the same form as such dividend or distribution was paid, based on the number of Warrant Shares issuable upon exercise of the Warrants.

                                  SECTION 11.
                              HOLDERS' PUT RIGHTS

       11.1   Granting of Put, Put Option Purchase Price. Subject to the
              ------------------------------------------
limitations set forth in Section 11.5 hereof, at any time or from time to time after the Put Effective Date but on or before the earlier of (A) the consummation of a Qualified IPO or (B) the later of (x) the Expiration Date and
(y) the date 10 business days after the date on which there are no limitations on the Company's obligation to purchase shares of Common Stock pursuant to this
Section 11.1 of the type described in Section 11.5, any Holder of Warrants and/or Warrant Shares, upon written notice to the Company (a "Put Notice"), shall be entitled to sell, and the Company shall be obligated to purchase from such Holder, all or any portion of the Warrants and/or Warrant Shares held by such Holder at the Put Option Purchase Price.

       11.2   Put Notice. Each Put Notice delivered pursuant to Section 11.1
              ----------
shall specify:

       (a) the name of the Holder of Warrants and/or Warrant Shares delivering such Put Notice;

       (b)    that such Holder is exercising its option, pursuant to this
Section 11, to sell the Warrants and/or Warrant Shares held by such Holder; and

       (c) the number of, and a description of, the Warrants and/or Warrant Shares being tendered, including a statement, to the extent relevant, of:

              (i) the number of Warrants and/or Warrant Shares sought to be sold by such Holder that were issued upon the exercise of any Warrant; and

              (ii) the total number of Warrants and/or Warrant Shares sought to be sold by such Holder that have not been exercised or cancelled

       11.3   Company Notices.
              ---------------

       (a) The Company, within thirty (30) days of receipt of such Put Notice, shall deliver to the Holder or Holders exercising its or their put option pursuant to this Section 11, a notice (i) specifying the Put Repurchase Date and (ii) stating the type and number of the Warrants and/or Warrant Shares held by each such other Holder.

       (b) The Company, not less than ten (10) days prior to the Put Repurchase Date, shall deliver to the Holder or Holders exercising its or their put option pursuant to this Section

11, a notice containing a detailed calculation of the Put Option Purchase Price with respect to the Warrants and/or Warrant Shares which are to be so repurchased from such Holder.

       11.4   Obligation to Purchase Warrant Shares. The Company shall be
              -------------------------------------
obligated, subject to Section 11.5 hereof, to purchase all of such Holder's or Holders' Warrants and/or Warrant Shares which are the subject of such Put Notice, and shall pay the Put Option Purchase Price with respect to the exercise of the put option which is the subject of each such Put Notice payable to such Holder or Holders in immediately available funds, on the Put Repurchase Date with respect to such Put Notice, against delivery by such Holder or Holders of any and all certificates or other instruments evidencing the Warrants and/or Warrant Shares which are the subject of such Put Notice, together with appropriate stock powers or other instruments of transfer or assignment duly endorsed in blank.

       11.5   Limitations on Right of Repurchase. Notwithstanding anything
              ----------------------------------
contained in this Section 11 to the contrary, the Company shall not be obligated to purchase Warrants and/or Warrant Shares which are the subject of a Put Notice or be obligated to pay the Put Option Purchase Price in respect of a Put Notice, if, at any time:

       (a) payment of the Put Option Purchase Price at such time would result in a breach of, or default or event of default in respect of, the Senior Credit Agreement or the Senior Subordinated Loan Agreement; or

       (b) payment of the Put Option Purchase Price is, at such time, prohibited by Applicable Law;

provided, however, with respect to (a) and (b) above, if such breach, event of
--------  -------
default, default or violation would not result from the purchase of any number of Warrant Shares which is less than the total number of shares the Company is obligated to purchase on the Put Repurchase Date, the Company shall purchase on the Put Repurchase Date the maximum number of shares it may so purchase, allocated among the Holders which have elected to have their Warrant Shares so repurchased ratably according to the number of Warrant Shares so tendered; provided further, however, with respect to (a) and (b) above, the Company shall use its reasonable best efforts to cure such default or violation in a timely matter and remove any associated restrictions or limitations which are applicable to the rights of the holders contained in this Section 11.

                                   SECTION 12.
                         REPRESENTATIONS AND WARRANTIES

       The Company hereby represents and warrants to the Holders that the representations and warranties contained in Article 4 of the Senior Subordinated Loan Agreement, are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Agreement by reference as though specifically set forth in this Section.


                                   SECTION 13.
                                    COVENANTS

       (a)    Notices of Certain Actions. (i) In the event that, prior to the
              --------------------------
consummation of an initial Public Offering, the Company:

              (A) shall have authorized the issuance of rights or warrants to subscribe for or purchase more than 400,000 shares of capital stock of the Company since the last notice delivered pursuant to this Section 13(a) or the date hereof, whichever is later, or of any other subscription rights or warrants to purchase more than 400,000 shares of capital stock to holders of any type of capital stock of the Company since the last notice delivered pursuant to this
Section 13(a)(l) or the date hereof, whichever is later; or

              (B) shall authorize a dividend or other distribution of evidences of its indebtedness, cash or other property or assets to holders of any type of capital stock of the Company; or

              (C) proposes to become a party to any consolidation or merger for which approval of any stockholders of the Company will be required, or to a conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of any type of capital stock of the Company; or

              (D) commences a voluntary or involuntary dissolution, liquidation or winding up; or

              (E)   commences a Public Offering; or

              (F)   fails to comply with the provisions of this Agreement; or

              (G) proposes to take any other action which would require an adjustment pursuant to Section 9;

then the Company shall provide a written notice to each Holder stating (i) the date as of which the holders of record of capital stock to be entitled to receive any such rights, warrants or distribution are to be determined, (ii) the material terms of any such consolidation or merger and the expected effective date thereof, (iii) the material terms of any such conveyance or transfer, and the date on which any such conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of capital stock will be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation or winding up, (iv) the material terms of any such Public Offering (including a copy of any prospectus, registration statement or offering statement) and the expected effective date thereof, (v) the nature of the lack of compliance, any corrective action taken and any rights or remedies which such lack of compliance has bestowed on the Holders or (vi) the information required by Section 9(c). Such notice shall be given not later than 3 Business Days prior to the effective date (or the applicable record date, if earlier) of such event.

       (ii) From and after the consummation of an initial Public Offering, the Company shall provide to each Holder (A) all notices or other documents that are provided generally to the holders of Common Stock and (B) if the Company proposes to take any action which would require an adjustment pursuant to
Section 9, the information required by Section 9(c).

       (iii) The failure to give the notice required by this subsection 13(a) or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

       (b)      Financial Statements and Reports. The Company shall furnish to
                --------------------------------
each Holder such information relating to the Company and its Subsidiaries and their operations and financial condition as any Holder shall reasonably request, including the financial statements required by Sections 5.1(b) and (c) of the Senior Subordinated Loan Agreement.

       (c)      Information Rights and Access Rights. Each Holder shall have the
                ------------------------------------
right, upon its reasonable request, whether or not such Holder has exercised or exchanged any Warrants, to receive lists of stockholders or other information respecting the Company, to inspect the books and records of the Company and to visit the properties of the Company. Nothing contained in this Agreement shall be construed as conferring upon any Holder, prior to its exercise of any Warrant, the right to vote or to consent or to receive notice as stockholders in respect of meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company, except as expressly provided hereunder or under Applicable Law.

       (d)    Observation Rights of the Purchaser. The Company hereby covenants
              -----------------------------------
and agrees that, for so long as the Purchaser and Paribas Principal Incorporated in the aggregate owns at least 5.0% of the outstanding capital stock of the Company, the Company shall provide the Purchaser with reasonable notice of all meetings of the Board of Directors of the Company and meetings of committees which have been delegated any decision making authority by the board of Directors of the Company. The Company shall invite or cause to be invited a representative of the Purchaser (an "Observer") to attend (in person or by telephone, at the Observer's option if the meeting is not a telephone meeting) each such board meeting or committee meeting. The Observer shall be provided with all advance materials provided to Board members and such committee members. Following any such meeting, the Company shall provide the Purchaser with copies of the agenda and minutes with respect thereto, whether or not an Observer participated in or attended such meeting. Notwithstanding the foregoing, Section
5.14 of the Senior Subordinated Loan Agreement and Section 5.1.1 of the Securities Purchase Agreement between the Company and Paribas Principal Incorporated, the Purchaser agrees that the Purchaser and Paribas Principal Incorporated shall together be entitled to designate only one Observer, as shall be mutually agreed upon by them from time to time.

       (e)    Regulated Holders.
              -----------------

              (i) Notwithstanding any other provision of this Agreement to the contrary, except as provided in this subsection 13(e), without the prior written consent of any Regulated Holder, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire, convert or take any action (including any amendment to its Certificate) with respect to the voting rights of, or undertake any other action or transaction (including any merger, consolidation or recapitalization) affecting, any shares of its capital stock or other voting securities if the result of the foregoing would be to cause the ownership of the capital stock of the Company by such Regulated Holder, or the ownership of voting securities of the Company (or any class thereof) by such Regulated Holder, to exceed the quantity of such capital stock or voting securities (or any class thereof) that such Regulated Holder is permitted under Applicable Law to own. Any action or transaction referred to in the preceding sentence shall be referred to herein as a "Section 13(e) Transaction". If the Company proposes to undertake any action or transaction which could constitute a
Section 13(e) Transaction, it shall provide the Holders at least 15 days prior written notice thereof. If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel) delivered within 10 days following receipt of such notice, such action or transaction constitutes a Section 13(e) Transaction with respect to such Regulated Holder, then the Company shall delay undertaking such
Section 13(e) Transaction for the purpose of using its best efforts to agree on a manner in which to restructure such action or transaction in a manner reasonably satisfactory to the Company and such Regulated Holder so that it no longer would constitute a Section 13(e) Transaction. Notwithstanding anything to the contrary contained herein, the Company shall be permitted to undertake any
Section 13(e) Transaction which would otherwise result in the ownership by any Regulated Holder of voting securities (or any class thereof in excess of the quantity permitted by Applicable Law) if, in a manner reasonably satisfactory to such Regulated Holder, the Company shall provide or cause to be provided for such Regulated Holder (i) to receive in connection with any such action or transaction a number of shares or other units of Equivalent Nonvoting Securities equal to such excess in lieu of the same number of shares or other units of the voting securities it would otherwise have received or (ii) if it would not otherwise have received voting securities in connection with such action or transaction to exchange a number of shares or other units of voting securities then held by such Regulated Holder equal to such excess for the same number of shares or other units of Equivalent Nonvoting Securities.

              (ii) If it becomes unlawful for any Regulated Holder to continue to hold some or all of the Warrants or Warrant Shares held by it, or restrictions are imposed on any Regulated Holder by Applicable Law which, in the reasonable judgment of such Regulated Holder, make it unduly burdensome to continue to hold such Warrants or Warrant Shares, the Company shall (i) cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such Warrants or Warrant Shares and (ii) at the request of such Regulated Holder, take all steps (including using its best efforts to cause its Certificate to be amended) necessary to create an Equivalent Nonvoting Security with respect to the Warrant Shares then held by such Regulated Holder and permit such Regulated Holder to exchange Warrant Shares for the same number of shares or other units of such Equivalent Nonvoting Security; provided, that
                                                                --------
nothing in this subsection 13(e) shall require the Company to register or qualify such Warrants or Warrant Shares under any federal or state securities laws.

       (f)    Current Public Information. At all times after the Company has
              --------------------------
filed a registration statement with the Commission pursuant to the requirements of either the 1933 Act or the 1934 Act, the Company will file all reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any Holder may reasonably request, all to the extent required to enable such Holder to sell Warrant Shares pursuant to Rule 144 or Rule 144A adopted by the Commission under the 1933 Act. Upon request, the Company will deliver to any such Holder a written statement as to whether it has complied with such requirements.

       (g)    Public Disclosures. The Company will not disclose any Holder's
              ------------------
name or identity as an investor in the Company in any press release or other public announcement or in any written consent of such Holder, unless such disclosure is required by Applicable Law or governmental regulations or by order of a court of competent jurisdiction in which case prior to making such disclosure the Company will give written notice to such Holder describing in reasonable detail the proposed content of such disclosure and will permit the Holder to review and comment upon the form and substance of such disclosure.

       (h)    Certain Restrictions. The Company will not without the consent of
              --------------------
the Requisite Holders, take any action, corporate or otherwise, the effect of which would be to alter, impair or affect adversely either the rights of the Holders or the duties and obligations of the Company under the Warrant Documents.

       (i)    Specific Performance. Each Holder shall have the right to specific
              --------------------
performance by the Company of the provisions of this Agreement, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement by any Holder of the Warrants or Warrant Shares.


                                   SECTION 14.
                             AMENDMENTS AND WAIVERS

       (a)    Consent of Holders. No amendment, modification, termination or
              ------------------
waiver of any provision of this Agreement and the Warrant Certificates or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the Requisite Holders; provided,
                                                                    --------
however, that without the consent of each Holder affected, no amendment,
-------
modification, termination or waiver may:

              (i)     make any change to the definition of "Requisite Holders";

              (ii) make any change to the transfer provisions of Section 15 that adversely affects the ability of a Holder to make any transfer described therein;

              (iii) make any change in the foregoing amendment and waiver provisions; or

              (iv) make any change to Section 11 hereof and the definitions relating thereto.

         After an amendment, modification, termination or waiver under this
Section 14 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing such amendment, modification, termination or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, termination or waiver.

         In connection with any amendment, modification, termination or waiver under this Section 14, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment, modification, termination or waiver, consideration for such Holder's consent, so long as such consideration is offered to all Holders.

       (b)    Solicitation of Holders. The Company will not effect any proposed
              -----------------------
amendment, modification, termination or waiver of any of the provisions of this Agreement or the Warrant Certificates unless each Holder (irrespective of the amount of Warrants or Warrant Shares then owned by it) shall be informed thereof by the Company prior to the effectuation thereof (but only to the extent the Company has been provided with addresses for the Holders) and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any amendment, modification, termination or waiver effected pursuant to the provisions of this
Section 14 shall be delivered by the Company to each Holder of outstanding Warrants or Warrant Shares forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Warrant Shares (but only to the extent the Company has been provided with the addresses for the Holders).

       (c)    Revocation and Effect of Consents.  Until an amendment,
              ---------------------------------
modification, termination or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Warrant or Warrant Shares, even if notation of the consent is not made on any Warrant Certificate or stock certificate. However, any such Holder or subsequent Holder may revoke any such consent by notice to the Company received before the date on which the Requisite Holders have consented (and not theretofore revoked such consent) to such amendment, modification, termination or waiver.

       The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, modification, termination or waiver, which record date shall be at least 10 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.


                                   SECTION 15.
                                    TRANSFERS

       (a) Each Holder, subject to the provisions of subsection 15(c) below, shall be permitted to transfer any Warrant or Warrant Share (and the rights relating thereto under this Agreement and the other Warrant Documents) to any Permitted Transferee.

       (b) In addition to the rights of transfer under Section 15(a), each Holder, subject to the provisions of subsection 15(c) below, shall be permitted to transfer any Warrant or Warrant Share (and the rights relating thereto under this Agreement and the other Warrant Documents) to any other Person; provided
                                                                     --------
that:

              (i) such transfer is made pursuant to a registration statement under the 1933 Act (it being acknowledged that the Company shall not be obligated to assist in any manner in any such registration except as provided by the Registration Rights Agreement dated as of the date hereof, between the Company and the Purchaser) or pursuant to an exemption from the registration requirements of the 1933 Act;

              (ii) if such transfer is being made pursuant to an exemption from such registration requirements and if requested by the Company, counsel for such Holder (which counsel may be internal counsel) furnishes to the Company an opinion reasonably acceptable to the Company to the effect that such transfer is being made pursuant such an exemption;

              (iii) the applicable transferee (or, in the case of an account manager, the managed account on behalf of which the account manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act; and

              (iv) such transferee represents to the Company in writing that it is acquiring such Warrant or Warrant Share solely for its own account (or in the case of account managers, on behalf of managed accounts) and not as nominee or agent for any other Person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the 1933 Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Warrant or Warrant Share pursuant to a registration statement under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

       (c) The Company shall promptly register the transfer of any outstanding Warrants in the Warrant register and any outstanding Warrant Shares in a Common Stock register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant or Warrant Share, as the case may be, shall be issued and delivered with all reasonable dispatch to the transferee(s) and such transferee(s) shall be deemed to have become the Holder(s) of record of such Warrant or Warrant Share, as the case may be, and the surrendered Warrant or Warrant Share, as the case may be, shall be canceled and disposed of by the Company.


                                   SECTION 16.
                                  MISCELLANEOUS

       (a)    Notices. Unless otherwise specifically provided herein, any notice
              -------
or other communication herein required or permitted to be given shall be in writing and shall be made by personal service, telecopy, United States mail or reputable courier service:

              (i) if to the Purchaser or subsequent Holder, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the Company; and

              (ii) if to the Company, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the other parties hereto with a copy to Jackson Walker LLP, 901 Main Street, Suite 6000, Dallas, Texas 75202,
Attention: James S. Ryan.

       Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

       (b)    Failure or Indulgence Not Waiver: Remedies Cumulative. No failure
              -----------------------------------------------------
or delay on the part of any Holder in the exercise of any power, right or privilege hereunder or under any other Warrant Document shall impair such power right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Warrant Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

       (c)    Severability. In case any provision in or obligation under this
              ------------
Agreement or the Warrant Certificates shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

       (d)    Headings. Section and subsection headings in this Agreement are
              --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

       (e)    Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
              --------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

       (f)    Successors and Assigns. This Agreement shall be binding on the
              ----------------------
parties hereto and their respective successors and assigns and shall insure to the benefit of the parties hereto and the successors and assigns of the Purchaser (including each Holder and its successors and assigns).

       (g)    Counterparts. This Agreement and any amendments, waivers, consents
              ------------
or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

       (h)    Survival of Representation and Warranties, Entire Agreement. All
              -----------------------------------------------------------
representations and warranties contained herein or made in writing or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Warrant Shares and the transfer by the Purchaser of any Warrant Shares or any portion thereof on interest therein, and may be relied upon by the Purchaser regardless of any investigation made at any time by or on behalf of the Purchaser. The Warrant Documents embody the entire agreement and understanding between the parties hereto relating and supersede all prior agreements and understandings, if any, relating thereto to the subject matter hereof.

                                    * * * * *

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


Notice Address:                         PHYSICIAN HEALTH CORPORATION
--------------

900 Hammond Drive
Atlanta, Georgia 30328-5582             By
Tel:                                      ----------------------------------
Fax:                                         Name:
Attention:                                   Title:



Notice Address:                         PARIBAS CAPITAL FUNDING LLC
--------------

                                        By
                                          ----------------------------------
                                             Name:
                                             Title:
Paribas Capital Funding LLC
787 Seventh Avenue
New York, New York  10019               By
Tel: 212/841-2535                         ----------------------------------
Fax: 212/841-2144                            Name:
Attention: Eric Green                        Title: